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                                Exhibit No. 11.1
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        [LETTERHEAD OF MAGEE, FOSTER, GOLDSTEIN & SAYERS APPEARS HERE]



                               December 26, 1996



Genesis Financial Group, Inc.
4206 Williamson Road
Roanoke, Virginia 24012

     RE: Form SB-1 Registration Statement/Offering of Promissory Notes and Installment Sales Contracts Totalling $10,000,000.00

Gentlemen:

     This letter is delivered to you in connection with Genesis Financial Group, Inc.'s (the "Company") registration on Form SB-1 of up to $10,000,000.00 in corporate promissory notes ("Notes") and Installment Sales Contracts ("Contracts"), together with the Company's guarantee thereof ("Guarantee"). The aggregate offering price for the Notes and Contracts combined may not exceed $10,000,000.00 pursuant to an SB-1 Offering.

     We have acted as special counsel to the Company in connection with the offering of the Notes and Contracts all of which transactions are more particularly detailed and described in a separate preliminary prospectus ("Prospectus") being part of the Registration Statement filed with the Securities and Exchange Commission to which reference is hereby made. In connection with rendering this opinion, we have examined drafts, originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and documents as we have deemed necessary or appropriate for the purpose of this opinion, including:

          (a)  Copy of each Prospectus;

          (b)  Form of Note and Contract;

          (c)  Articles of Incorporation and Bylaws of the Company;

          (d)  Indenture;

          (e) Certificate of Good Standing of the Company form the State Corporation Commission of the Commonwealth of Virginia; and


               _____________________________________________
                         ATTORNEYS & COUNSELORS AT LAW

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December 26, 1996



          (f)  Certified Resolutions of the Board of Directors of the Company.

     In rendering this opinion, we have relied, as to all matters of fact material to this opinion, upon certificates of public officials a upon representations and warranties of the officers and directors of the Company contained in the aforementioned documents. This opinion is limited to the laws of the Commonwealth of Virginia and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.

     Insofar as the opinion herein makes reference to our knowledge or awareness, they are given subject to the express understanding that we have made no independent investigation or file or docket search in connection with such opinions, that "knowledge" or "awareness" does not include constructive notice or knowledge of any matters or facts and that our "awareness" refers solely to the actual awareness of attorneys presently with our firm who have worked on substantive matters for the Company. The statement that something is the case, "insofar as we are aware" or "to our knowledge" means only that we have made no independent investigation or file or docket search in connection with such opinions, that our "knowledge" or "awareness" does not include constructive notice or knowledge of any matters or facts and that our "awareness" refers solely to the actual awareness of attorneys presently with our firm who have worked on substantive matters for the Company. The statement that something is the case, "insofar as we are aware" or "to our knowledge", means only that we are not aware of any facts or circumstances which would render such statements false, and does not imply that we know or have reason to believe that the statement is true.

     For purposes of this opinion, we have assumed, without independent verification:

     (i) The genuiness of all signatures, except those of the executive officers of the Company;

     (ii) The legal capacity of all natural persons who have signed documents examined by us;

     (iii) The authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies;

     (iv)    That all drafts of documents submitted to us for review



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December 26, 1996



          will constitute the final documents to be executed by the parties with the exception of minor, immaterial changes and that we have received all material changes and amendments to the documents previously submitted in unexecuted, draft form;

     (v) The factual accuracy and completeness of all certificates submitted to us and the factual accuracy and completeness of each of the representations and warranties as to matters of fact made in the Prospectus.

     Based upon and subject to the foregoing, and subject also to the qualifications set forth below, we are of the following opinion:

     1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the corporate power and authority to own, use and lease its properties and to carry on its business as currently conducted and as proposed to be conducted under the Prospectus. The Company is qualified to do business as a corporation in those jurisdictions in which the conduct of its business as described in the Prospectus requires such qualification.

     2. The Notes, when issued and sold by the Company, will be validly and legally issued; will constitute binding obligations of the Company; and have been duly authorized by the Company.

     3. The Contracts are valid and binding obligations of the underlying consumer, and when issued and sold by the Company, will be validly and legally issued. The offering of the Contracts, as contemplated by the Prospectus, has been duly authorized by the Company.

     4. The Guarantee, when issued in conjunctin with the Contracts, will be validly and legally issued; will constitute binding obligations of the Company; and have been duly authorized by the Company.

     5. The execution and/or issuance of the Notes and Contracts, together with the Guarantees, and the consummation of the transactions contemplated under the


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December 26, 1996


          Prospectus will not result in any breach of any of the terms and conditions of, or constitute a default under the provisions of: (a) the Company's Articles of Incorporation or Bylaws; (b) to the best of our knowledge, any mortgage, loan, commitment, indenture, agreement or other instrument of which we have knowledge and to which the Company is a party; or (c) to the best of our knowledge, violate, insofar as it is directed to the Company, any order of any court or any federal or state regulatory body or administrative agency having jurisdiction over it.

     The opinions contained herein are subject to the following conditions and qualifications:

     (A) The opinion expressed in Paragraph 1, insofar as it relates to the validity, good standing and corporate existence of the Company in the Commonwealth of Virginia, is based solely upon the Certificate referred to in clause (e) above.

     (B) The opinions expressed in Paragraphs 2, 3, 4 and 5 with respect to the validity, binding effect, and enforceability of the Notes, Contracts and Guarantees referred to in such paragraphs are subject to the following: (i) bankruptcy, insolvency, reorganization, moratorium, receivership and other laws now or hereafter in effect, relating to or affecting the enforcement of creditors' rights; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law, and of the discretion of the court before which any such proceeding may be brought; (iii) public policy considerations or court decisions which may limit the rights of any party to obtain certain remedies and to indemnification, including indemnification for tortious or criminal acts, securities violations, or other violations of law; (iv) the enforceability under certain circumstances of any provisions which impose penalties or forfeitures or which require the payment of attorney's fees or other costs in excess of a reasonable amount; and
          (v) the fact that cumulative remedies purport to or would have the effect of compensating the party entitled to the benefit thereof



























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December 26, 1996

          in amounts in excess of the loss suffered by such party.

     The opinions set forth in this letter are limited to the specific issues addressed herein and to statutes, regulations, rules, decisions, decrees and facts existing on the date hereof. By rendering such opinions, we disclaim any obligation to advise any party to whom this opinion is addressed of any change in any of these sources of law or of any subsequent legal or factual developments which might effect any matters addressed or opinions set forth herein.

     The opinions set forth herein are rendered solely to the parties to whom this letter is addressed, the investors purchasing the securities offered as referenced herein, and for the use by the Company in filing a Registration Statement on Form SB-1 with the Securities and Exchange Commission; are solely for the benefit of such parties in connection with the above transactions; and may not be relied upon by them for any other purpose. This letter may not be relied upon by any other person or entity, except as specified above, for any purpose without the prior written consent of this firm.


                                     Yours very truly,

                                     MAGEE, FOSTER, GOLDSTEIN & SAYERS, P.C.

                                          /s/ Richard R. Sayers, Vice-President
                                     By:  --------------------------------------
                                          Richard R. Sayers, Vice-President